UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2017

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On May 15, 2017, Synutra International, Inc. (Nasdaq: SYUT), a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Beams Power Merger Sub Limited, a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Beams Power Investment Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (“Parent”), pursuant to the terms of the previously announced agreement and plan of merger (the “Merger Agreement”) dated as of November 17, 2016, by and among, Parent, Merger Sub and the Company. As a result of the Merger, the Company is now a wholly-owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Information in Item 5.01 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2017, in connection with the completion of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of its intent to remove its common stock, par value $0.0001 (“Common Stock”) from listing on the NASDAQ and requested the NASDAQ to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Common Stock. The Company will file with the SEC a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

As of the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock was converted into the right to receive $6.05 per share in cash, without interest, excluding (a) shares of common stock held by (i) any of Parent, Merger Sub and any other direct or indirect subsidiary of Parent and (ii) the Company, all of which have been cancelled and ceased to exist without the right to receive any payment or distribution thereon, and (b) shares of common stock owned by stockholders who have properly validly perfected and have not effectively withdrawn or lost their appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”), which shares of common stock have been cancelled for the right to receive the fair value of such shares as determined in accordance with the provisions of the DGCL.

Item 5.01	Changes in Control of Registrant.

On May 15, 2017, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly-owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $107 million. The consideration was funded through a debt financing of the full consideration pursuant to a debt commitment letter from Shanghai Pudong Development Bank co., Ltd.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Jinrong Chen, Lei Lin and Yalin Wu resigned as members of the board of directors of the Company. Liang Zhang remains as the Company’s director following the Effective Time.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal year.

In connection with the consummation of the Merger, the Company’s Certificate of Incorporation and Bylaws were amended and restated, effective May 15, 2017. Copies of the Company’s Amended and Restated Certificate of Incorporation and Bylaws are attached as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 16, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The list of exhibits in the Exhibit Index to this Current Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date:	May 16, 2017	By:	/s/ Ning Cai
			Name:	Ning Cai
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 17, 2016, by and among the Company, Parent and Merger Sub (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on November 17, 2016)

3.1	Amended and Restated Certificate of Incorporation of the Company, effective on May 15, 2017

3.2	Amended and Restated Bylaws of the Company, effective on May 15, 2017

99.1	Press Release dated May 16, 2017